EXHIBIT 4.19

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of February         , 2002, is between EPICEDGE, INC., a Texas corporation (the “Company” or the “Debtor”), and Edgewater Private Equity Fund III, L.P., a Delaware limited partnership (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Lender has agreed to loan the Company an aggregate principal amount of Six Hundred Ten Thousand Dollars ($610,000) pursuant to that certain Secured Promissory Note of even date herewith (the “Note”), made by the Company in favor of the Lender; and

WHEREAS, pursuant to the terms of the Note, the Company is required to execute this Agreement in order to secure the obligations and liabilities of the Company under the Note.

NOW, THEREFORE, for and in consideration of the premises set forth herein, any loan, advance or other financial accommodation heretofore or hereafter made to the Company under or in connection with the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  When used herein, (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivable, Inventory, Instrument, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Note; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

Assignee Deposit Account - see Section 4.

Collateral means all property and rights of Debtor in which a security interest is granted hereunder.

Computer Hardware and Software means all of Debtor’s rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

Contract Right means any right of the Debtor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

Default means the occurrence of any Default under the Note which occurs prior to the full payment of all amounts due under the Note.

General Intangibles means, with respect to Debtor, all of Debtor’s “general intangibles” as defined in the UCC and, in any event, includes (without limitation) all of Debtor’s trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, Software, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, Payment Intangibles, security interests and rights to indemnification.

Intellectual Property means all past, present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

Material Adverse Effect means a material adverse effect on the financial condition, business or operating results of the Company or on the transactions contemplated in the Loan Documents.

Non-Tangible Collateral means, with respect to Debtor, collectively, Debtor’s Accounts, Contract Rights and General Intangibles.

Obligations mean all monetary obligations of Debtor to the Lender under the Note.

Organization I.D. Number means, with respect to Debtor, the number assigned to Debtor by the agency with which the articles of incorporation, certificate of formation or other organizational document in respect of Debtor was filed.

Type of Organization means, with respect to Debtor, the kind or type of entity of Debtor, such as a corporation or limited liability company.

UCC means the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement, as may be amended or modified from time to time after July 1, 2001; provided that, as used in Section 8 hereof, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

Unless otherwise expressly provided herein, references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any of the Loan Documents.  The term “including” is not limiting and means “including, without limitation”.

2.             Grant of Security Interest.  As security for the payment of all Obligations, Debtor hereby assigns to the Lender, and grants to the Lender a continuing security interest in all of the property of Debtor, whether now or hereafter existing or acquired, regardless of where located, including, without limitation:

All of Debtor’s:

a.                                       Accounts, including Health-Care-Insurance Receivables;

b.                                      Certificated Securities;

c.                                       Chattel Paper, including Electronic Chattel Paper;

d.                                      Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

e.                                       Commercial Tort Claims;

f.                                         Deposit Accounts;

g.                                      Documents;

h.                                      Financial Assets;

i.                                          General Intangibles, including Payment Intangibles and Software;

j.                                          Goods (including all of its Equipment, Fixtures and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

k.                                       Instruments;

l.                                          Intellectual Property;

m.                                    Investment Property;

n.                                      Letter of Credit Rights;

o.                                      money (of every jurisdiction whatsoever);

p.                                      Security Entitlements;

q.                                      Supporting Obligations;

r.                                         Contract Rights;

s.                                       Uncertificated Securities; and

t.                                         to the extent not included in the foregoing, other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) the assignment thereof, and the grant of a security interest therein, Lender will not enforce its security interest in Debtor’s rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of the Lender, Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Lender (and to Lender’s enforcement of such security interest) in Debtor’s rights under such lease or license.

3.             Warranties.  Debtor warrants that:  (a) no financing statement (other than any which may have been filed on behalf of the Lender or the parties listed on Schedule 3 attached hereto (“Permitted Liens”)) covering any of or has other rights in the Collateral is on file in any public office; (b) Debtor is and will be the lawful owner of all Collateral, free of all liens, claims, security interests and encumbrances whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform Debtor’s obligations hereunder, and to subject the Collateral to the security interest hereunder (subject to licenses and leases which expressly prohibit the granting of a security interest therein, which prohibition is enforceable under applicable law); (c) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by Debtor to the Lender is and will be true and correct in all material respects as of the date furnished; (d) Debtor’s state of incorporation or organization, Type of Organization, Organization I.D. Number, chief executive office and principal place of business are as set forth on Schedule I hereto (and Debtor has not changed its state of incorporation or organization, nor maintained its chief executive office and principal place of business at any other location at any time after January 1, 1999 except as set forth on Schedule I; (e) each other location where Debtor maintains a place of business is set forth on Schedule II hereto; (f) except as set forth on Schedule III hereto, Debtor is not now known and during the three years preceding the date hereof has not previously been known by any trade name; (g) Debtor’s exact legal name is as set forth on the signature pages of this Agreement, and except as set forth on Schedule III hereto, during the three years preceding the date hereof Debtor has not been known by any legal name different from the one set forth on the signature pages of this Agreement nor has Debtor been the subject of any merger or other corporate or organizational reorganization; (h) Schedule IV hereto contains a complete listing of all of Debtor’s patented and registered Intellectual Property (including all pending patent applications and applications for the registration of other Intellectual Property owned or filed by the Debtor); (i) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (j) the execution and delivery of this Agreement and the performance by Debtor of its obligations hereunder are within Debtor’s corporate powers, have been duly authorized by all necessary corporate action, have received all material governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon Debtor; (k) this Agreement is a legal, valid and binding obligation of Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (l) Debtor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the noncompliance with which would reasonably be expected to result in a Material Adverse Effect; (m) Schedule V hereto contains a complete listing of all of Debtor’s Instruments, Deposit Accounts, Investment Property, Letter-of-Credit Rights, Chattel Paper and Commercial Tort Claims; (n) except as set forth on Schedule VI hereto, Debtor has no tangible Collateral located outside of the United States; (o) Schedule VII hereto contains a complete listing of Debtor’s tangible Collateral located with any bailee, warehousemen or other third parties; and (p) Schedule VIII hereto contains a complete listing of all of Debtor’s Collateral which is subject to certificate of title statutes.

4.             Collections, etc.  Until such time during the existence of a Default as the Lender shall notify Debtor of the revocation of such power and authority, Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by Debtor for such purpose, and use, in the ordinary course of its business, the cash Proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Lender may reasonably request or, in the absence of such request, as Debtor may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such

NonTangible Collateral.  The Lender, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Obligations, notify an Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of the Lender, and enforce, by suit or otherwise, the obligations of an Account Debtor or other Person obligated on Collateral and exercise the rights of Debtor with respect to the obligation of the Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to the Debtor, and with respect to any property that secures the obligations of the Account Debtor or other Person obligated on the Collateral.  In connection with the exercise of such rights and remedies, Lender may surrender, release or exchange all or any part of such Collateral, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon the request of the Lender during the existence of a Default, Debtor will, at its own expense, notify any or all parties obligated on any of the Non-Tangible Collateral to make payment to the Lender of any amounts due or to become due thereunder.

Upon request by the Lender during the existence of a Default, Debtor will forthwith, upon receipt, transmit and deliver to the Lender, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Lender) which may be received by Debtor at any time in full or partial payment or otherwise as Proceeds of any of the Collateral.  Except as the Lender may otherwise consent in writing, any such items which may be so received by Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Lender until delivery is made to the Lender.  Debtor will comply with the terms and conditions of any consent given by the Lender pursuant to the foregoing sentence.

During the existence of a Default, all items or amounts which are delivered by Debtor to the Lender on account of partial or full payment or otherwise as Proceeds of any of the Collateral shall be deposited to the credit of a deposit account at a financial institution selected by Lender (each an “Assignee Deposit Account”) of Debtor over which the Lender has sole dominion and control, as security for payment of the Obligations.  Debtor shall not have any right to withdraw any funds deposited in the applicable Assignee Deposit Account.  The Lender may, from time to time, in its discretion, and shall upon request of the Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Obligations, whether or not then due, in such order of application as the Lender may determine, and the Lender may, from time to time, in its discretion, release all or any of such balance to the Debtor.

The Lender (or any designee of the Lender) is authorized to endorse, in the name of the Debtor, any item, howsoever received by the Lender, representing any payment on or other Proceeds of any of the Collateral.

5.             Certificates, Schedules and Reports.  Debtor will from time to time, as the Lender may request, deliver to the Lender such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by Debtor in full or partial payment of any of the Collateral, as the Lender may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of Debtor and shall be in such form and detail as the Lender may specify.  Debtor shall immediately notify the Lender of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Company and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

6.             Agreements of the Debtor.  Debtor (a) shall, at the Lender’s request, at any time and from time to time, execute and deliver to the Lender such financing statements, amendments  and other documents and do such acts as the Lender deems necessary in order to establish and maintain valid, attached and perfected security interests in the Collateral in favor of the Lender, free and clear of all Liens and claims and rights of third parties whatsoever except Permitted Liens.  Debtor hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction ay initial financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (y) as being of an equal or lesser scope or within greater detail, and (ii) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether Debtor is an organization, the Type of Organization the Organization ID Number issued to Debtor and (y) in the case of a financing statement filed as a fixture filing or indicating Collateral to be extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates, Debtor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, filed by the Lender in any jurisdiction prior to the date of this Agreement, (b) will keep all its Inventory and other tangible Collateral at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at such other addresses of which Debtor shall have given the Lender not less than 30 days’ prior written notice, (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Lender or its designees to determine at any time the status of the Non-Tangible Collateral; (d) will furnish the Lender such information concerning Debtor, the Collateral and the Account Debtors as the Lender may from time to time reasonably request; (e) will permit the Lender and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect Debtor’s Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Lender during the existence of a Default, deliver to the Lender all of such records and papers; (f) will, upon request of the Lender, stamp on its records concerning the Collateral, and add on all Chattel Paper and Instruments constituting a portion of the Collateral, a notation, in form satisfactory to the Lender, of the security interest of the Lender hereunder; (g) except for the sale or lease of Inventory in the ordinary course of its business and sales of Equipment which is no longer useful in its business or which is being replaced by similar Equipment, and except for the licensing of Debtor’s Intellectual Property in the ordinary course of Debtor’s business upon fair and reasonable terms which are fully disclosed to Lender, and the abandonment of Intellectual Property which in Debtor’s reasonable discretion is no longer useful in the business or not otherwise economically desirable, will not sell, lease, license or assign any Collateral or create or permit to exist any lien on any Collateral other than Permitted Liens; (h) will at all times keep all of its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Lender as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Lender shall deliver any proceeds of such insurance which may be received by it to Debtor and (B) whenever a Default shall be existing, the Lender may apply any proceeds of such insurance which may be received by it toward payment of the Obligations, whether or not due, in such order of application as the Lender may determine), and such policies or certificates thereof shall, if the Lender so requests, be deposited with or furnished to the Lender; (i) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition; (j) will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working order, ordinary wear and tear excepted; (k) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods; (1) will, upon request of the Lender, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Lender in the Equipment covered thereby, and (ii) deliver all such certificates to the Lender or its designees; (m) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (n) except as listed on Schedule VI, will keep all of the tangible Collateral in the United States; (o) will promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Lender, will promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender control with respect to such Collateral; (p) will promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Lender, will promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of the Lender; (q) with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, will obtain an acknowledgment from the third party that it is holding the Collateral for benefit of the Lender, if requested by Lender; (r) will promptly notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim in excess of $25,000 individually or Commercial Tort Claims in excess of $50,000 in the aggregate after the date hereof against any third party, and, upon the request of Lender, will promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by the Lender to give Lender a security interest in such Commercial Tort Claim or Commercial Tort Claims, as applicable; (s) further agrees to take other action reasonably requested by the Lender to insure the attachment, and the ability of the Lender to enforce, the security interests in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Debtor’s signature thereon is required therefore, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interests in such Collateral, (iii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person or entity obligated on Collateral, (iv) obtaining waivers from mortgages and landlords in form and substance satisfactory to the Lender, and (v) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction and as requested by Lender, (t) will not change its state of incorporation or organization or Type of Organization without providing Lender with at least thirty (30) days’ prior written notice; (u) will not change its legal name without providing Lender with at least 30 days’ prior written notice; and (v) will reimburse the Lender for all expenses, including reasonable attorney’s fees and charges (including time charges of attorneys who are employees of the Lender), incurred by the Lender in seeking to collect or enforce any rights in respect of Debtor’s Collateral.

Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by the Debtor. Except as otherwise expressly set forth in Section 2, whenever a Default shall be existing, the Lender shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the Debtor shall at the request of the Lender do any and all lawful acts and execute any and all proper documents required by the Lender in aid of such enforcement and Debtor shall promptly, upon demand, reimburse and indemnify the Lender for all costs and expenses incurred by the Lender in the exercise of its rights under this Section 6.  Notwithstanding the foregoing, the Lender shall have no obligation or liability regarding the Collateral or any Proceeds thereof by reason of, or arising out of, this Agreement.

To the extent Debtor uses any of the proceeds from the Loans to purchase Collateral, Debtor’s repayment of the Loans shall apply on a “first- in-first-out” basis so that the portion of the Loans used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral

7.             Default.  Whenever a Default shall be existing, the Lender may exercise from time to time any right or remedy available to it under applicable law, including without limitation, Lender may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral.  Debtor agrees, in case of Default, (i) at the Lender’s request, to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Lender, and (ii) at the Lender’s request, to execute all such documents and do all such other things which may be necessary or desirable, subject to Section 2 above which prohibits Lender from enforcing the liens granted hereunder in certain Intellectual Property, in order to enable the Lender or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.  Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days before such disposition.  Upon the occurrence of a Default, Lender may sell the Collateral without giving any warranties as to the Collateral, including any warranties of title, possession, quiet enjoyment and the like.  Any cash Proceeds of any enforcement, collection or disposition by the Lender of any of the Collateral may be applied by the Lender to payment of expenses in connection with the Collateral, including reasonable attorney's fees and charges, and any balance of such cash

Proceeds may be applied by the Lender toward the payment of such of the Obligations, and in such order of application, as the Lender may from time to time elect.  If Lender disposes of any of the Collateral upon credit, the Debtor will be credited with only those payments actually made by the purchaser and received by Lender.  In the event the purchaser of such Collateral fails to pay for such Collateral, Lender may resell such Collateral and the Debtor shall be credited with any cash Proceeds of the sale.

8.             General.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any Debtor requests in writing, but failure of the Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Lender to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Debtor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of such Collateral.

All notices required hereunder shall be given in accordance with the Note.

Debtor agrees to pay all reasonable expenses, including reasonable attorney’s fees and charges paid or incurred by the Lender or any Lender in endeavoring to collect the Obligations of Debtor, or any part thereof, and in enforcing this Agreement, and such obligations will themselves be Obligations.

No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Agreement shall remain in full force and effect until all Obligations have been fully paid and satisfied and all commitments of any kind of Lender have terminated.  If at any time all or any part of any payment theretofore applied by the Lender to any of the Obligations is or must be rescinded or returned by the Lender for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Debtor), such Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Lender had not been made.

This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

This Agreement shall be binding upon Company and its successors and assigns, and shall inure to the benefit of Lender and its nominees, successors and assigns. Company’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Company; provided , however, that Company shall not voluntarily assign its obligations hereunder without the prior written consent of Lender.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Lender a counterpart of this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE LENDER AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF DEBTOR AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND

ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[SIGNATURE PAGE FOLLOWS]

Signature Page to Security Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DEBTOR:

EPICEDGE, INC., a Texas corporation

By:
Name:
Title:

LENDER:

EDGEWATER PRIVATE EQUITY FUND
III, L.P., as Lender

By: Edgewater III Management, L.P.
Its: General Partner

By: Gordon Management, Inc.
Its: General Partner

By:
Name:
Its:

SCHEDULE I TO SECURITY AGREEMENT

Information Required	Company
Exact Legal Name
State of Organization
Type of Organization
Organization I.D. Number
Chief Executive Officer and
Principal Place of Business

[COMPANY TO COMPLETE]

SCHEDULE II

TO SECURITY AGREEMENT

ADDRESSES

[COMPANY TO COMPLETE]

SCHEDULE III

TO SECURITY AGREEMENT

TRADE NAMES, PRIOR LEGAL NAMES, ETC.

[COMPANY TO COMPLETE]

SCHEDULE IV

TO SECURITY AGREEMENT

PATENTS

[COMPANY TO COMPLETE]

PATENT/SERIAL NO.	COUNTRY	CO. NAME HELD IN	ISSUE DATE

TRADEMARKS

TRADEMARK NAME	REGISTRATION/SERIAL NO.	COUNTRY	CO. NAME HELD IN	ISSUE DATE

COPYRIGHTS

COPYRIGHT NAME	COUNTRY	CO. NAME HELD IN	ISSUE DATE

SCHEDULE V

TO SECURITY AGREEMENT

[COMPANY TO COMPLETE]

Instruments:

Deposit Accounts:

Investment Property:

Letter-of-Credit Rights:

Chattel Paper:

Commercial Tort Claims:

SCHEDULE VI

TO SECURITY AGREEMENT

COLLATERAL NOT LOCATED IN THE UNITED STATES

[COMPANY TO COMPLETE]

SCHEDULE VII

TO SECURITY AGREEMENT

COLLATERAL LOCATED WITH THIRD PARTIES

[COMPANY TO COMPLETE]

SCHEDULE VIII

TO SECURITY AGREEMENT

COLLATERAL SUBJECT TO CERTIFICATE OF TITLE STATUTE

[COMPANY TO COMPLETE]